AMENDED AND RESTATED RED BROOK CONDITIONS PRECEDENT
This Amended and Restated Red Brook Conditions Precedent Agreement (this "Agreement"), dated as of August 13, 2003, sets forth the conditions precedent (the "Red Brook Conditions Precedent") and other terms with respect to the participation by Red Brook Developments Limited ("Red Brook") and the Red Brook Related Parties (as defined in the Term Sheet) in the B Unit Offering as described by the Visual Bible International, Inc. ("VBI") Term Sheet dated August 13, 2003 (attached hereto as Exhibit A, the "Term Sheet") and amends and restates that certain Conditions Precedent document dated as of July 10, 2003 and executed on July 11, 2003 (the "Original Conditions Precedent Document"); provided however, that the Original Conditions Precedent Document shall survive and remain in full force and effect with respect to the obligations of Steven Small and Capital Partners Corporation thereunder. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Term Sheet.
     1.   The Red Brook Conditions Precedent:
     The following are the Red Brook Conditions Precedent:
     (a) On July 11, 2003, the VBI board of directors (the "Board") unanimously approved the terms of the Original Conditions Precedent Document and a term sheet related to the B Unit Offering dated as of July 10, 2003 and subsequently approved a revised term sheet, dated July 22, 2003, related to the B Unit Offering. By August 13, 2003, the Board must consent to and approve this Agreement, the Term Sheet, the B Unit Offering, and the transactions contemplated by the foregoing, and an increase in the A Unit Debentures, as necessary, related to the conversion of the Bridge Loans (defined below) and the Colson Advance (defined below) as described in the Fifth Addendum (defined below) and the board or similar governing body of each of Visual Bible and BOJ (each as defined in the Term Sheet) must consent to and approve the foregoing other than the issuance of the B Unit Shares, the B Unit Warrants and the B Unit Warrant Shares.


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    (b)  Steven Small and Capital Partners Corporation must:
          (i) further extend their Standstill Agreement until a date (the "Forbearance Date") which is the earlier of:
          (i) receipt by VBI of net proceeds of US$5,000,000 from the sale of the B Units; or (ii) December 31, 2003;
          (ii) agree to forebear from collection of amounts due from VBI in order to allow for minimum payments to JBM Entertainment, Inc., pursuant to the JBM Agreement, of an aggregate of US$30,000/month for the services of Garth H. Drabinsky and Myron I. Gottlieb (US$15,000/month each); and
          (iii) agree to defer any action for any outstanding rent arrearage and/or any consulting/directors fees until the Forbearance Date.
                          (c)   Prior to August 27,
                          2003, the JBM Agreement must
                          be satisfactorily
                          renegotiated and accepted by
                          JBM Entertainment, Inc.,
                          Steven Small, Capital
                          Partners Corporation, the
                          Board and Red Brook.
                          (d)   [Intentionally Omitted].
                          (e)   A meeting of the Board
                          must be called on or before
                          July 23, 2003 pursuant to
                          which the Board must approve
                          the right of Red Brook to
                          appoint in the future one
                          additional qualified
                          director (resulting in Red
                          Brook having the right to
                          appoint a total of three
                          directors to the Board)
                          acceptable to Red Brook to
                          fill the vacancy existing on
                          the Board as of the date
                          hereof and the Board shall
                          have a maximum of seven
                          members.


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                          (f)   [Intentionally Omitted].
                          (g)   There must be no
                          material default under the
                          Term Sheet, this Agreement
                          or any documentation related
                          to the A Unit Debentures or
                          any other secured debt
                          existing on the date hereof
                          (including, without
                          limitation, the collateral
                          security documents related
                          to the A Unit Debentures or
                          any other secured debt
                          existing on the date hereof).
                          (h)   The terms of the B
                          Units and the B Unit
                          Offering must be as set
                          forth in the Term Sheet.
                          (i)   VBI must reserve a
                          sufficient number of B Units
                          for purchase by Red Brook or
                          the Red Brook Related
                          Parties so that Red Brook
                          may fulfill the Minimum
                          Commitment (as defined below).
                          (j)   All documents
                          necessary to memorialize the
                          satisfaction or waiver of
                          the Red Brook Conditions
                          Precedent must be in form
                          and substance satisfactory
                          to Red Brook.
                          (k)   The completion of the
                          Colson Conversion and the
                          Colson Purchase must be
                          effected as described below.
                          2.          Colson
                          Agreements.  Maurice Colson
                          ("Colson") hereby commits to
                          convert, and shall convert
                          on or before August 28,
                          2003, or as soon as possible
                          thereafter, an advance (the
                          "Colson Advance") made by
                          Colson to VBI during May
                          2003, in the amount of
                          $150,000, into a number of
                          Units (as such term was
                          defined as a part of the A
                          Unit Debenture subscription
                          concluded by VBI during
                          December 2002, as the same
                          was amended from time to
                          time, the "A Units") equal
                          to one A Unit for each
                          US$1.00 (or Canadian
                          equivalent thereof) of
                          outstanding principal and
                          accrued but unpaid interest
                          under the Colson Advance
                          (the "Colson Conversion").
                          Additionally, Colson agrees
                          to purchase 100,000 B Units
                          by August 28, 2003 (the
                          "Colson Purchase").


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                          3.          Red Brook
                          Commitment, Option and
                          Payment Schedule:
                          (a)   Minimum Commitment.
                          Subject to the satisfaction
                          or waiver of the Red Brook
                          Conditions Precedent, Red
                          Brook hereby commits to
                          purchase 1,900,000 B Units
                          (the "Minimum Commitment").
                          Red Brook may fulfill its
                          obligation with respect to
                          the Minimum Commitment by,
                          in addition to direct
                          participation by Red Brook
                          in the B Unit Offering,
                          causing the Red Brook
                          Related Parties to
                          participate in the B Unit
                          Offering.  The conversion of
                          the B Unit Advances (as
                          defined below), which in the
                          aggregate total US$830,000
                          as of August 8, 2003, shall
                          be deemed to be part of the
                          Minimum Commitment.  The
                          funding of B Unit Advances
                          shall not be an indication
                          that any of the Red Brook
                          Conditions Precedent have
                          been satisfied or waived.
                          (b)   Overallotment.  Red
                          Brook (or at Red Brook's
                          direction, Red Brook Related
                          Parties) shall have the sole
                          right and option (the
                          "Option"), but not the
                          obligation, to purchase an
                          aggregate of up to an
                          additional 500,000 B Units
                          (the "Overallotment").  Red
                          Brook may exercise all or a
                          portion of the Option from
                          time to time on or before
                          September 30, 2003 by
                          delivery of one or more
                          written notices to VBI
                          indicating the number of B
                          Units with respect to which
                          the Option is being exercised.
                          (c)   Payment Schedule.  Red
                          Brook funded to VBI
                          US$350,000 on July 11, 2003,
                          US$25,000 on July 24, 2003,
                          US$325,000 on July 31, 2003
                          and US$130,000 on August 8,
                          2003, in exchange for
                          promissory notes, with terms
                          similar to previous
                          promissory notes issued by
                          VBI to Red Brook, but which
                          are convertible by Red Brook
                          into B Units, and in its
                          sole discretion, Red Brook
                          may choose to make similar
                          advances in the future (the
                          "B Unit Advances").  Subject
                          to the satisfaction or
                          waiver of the Red Brook
                          Conditions Precedent, the
                          Minimum Commitment shall be
                          funded as follows: (i) the
                          aforementioned B Unit
                          Advances consisting of
                          US$830,000 in the aggregate
                          as of August 8, 2003; (ii)
                          an additional US$170,000 on
                          or before August 15, 2003;
                          (iii) an additional
                          US$300,000 on or before
                          August 28, 2003; (iv) an
                          additional US$300,000 on or
                          before September 15, 2003;
                          (v) an additional US$300,000
                          on or before September 30,
                          2003; and (vi) the amount
                          due with respect to Red
                          Brook's exercise of the
                          Option for the
                          Overallotment, if any, on or
                          before October 15, 2003.
                          Any B Unit Advances funded
                          after August 8, 2003 shall
                          decrease the next scheduled
                          funding commitment amount by
                          the amount of such B Unit
                          Advance.


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                          4.          Existing Bridge
                          Loans:
                          (a)   Red Brook has advanced
                          the amounts to VBI reflected
                          on Schedule A hereto (the
                          "Bridge Loans").
                          (b)   Provided that all of
                          the Red Brook Conditions
                          Precedent have been
                          satisfied or waived, the
                          maturity date of the Bridge
                          Loans outstanding as of July
                          1, 2003, including all
                          principal, interest and fees
                          due thereunder, shall be
                          extended to a date (the
                          "Extension Date") which is
                          the earlier of:
                                      (i)
                                      October 1, 2003;
                                      and
                                      (ii)        the
                                      date (the
                                      "Default Date")
                                      of the
                                      occurrence of
                                      any material
                                      default under
                                      any of this
                                      Agreement, the B
                                      Unit Offering,
                                      the A Unit
                                      Debentures, any
                                      guarantees or
                                      security granted
                                      by VBI or its
                                      affiliates in
                                      favor of Red
                                      Brook or the
                                      holders of the A
                                      Unit Debentures
                                      or any other
                                      collateral
                                      documentation in
                                      connection with
                                      the foregoing
                                      (collectively, a
                                      "Default").


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                          (c)   If on or before
                          October 1, 2003, VBI
                          receives the sum of
                          US$6,000,000, net of costs,
                          from the sale of B Units is,
                          and provided that no Default
                          then exists, then Red Brook
                          shall have the obligation to
                          convert the Bridge Loans
                          into a number of A Units
                          equal to one Unit for each
                          US$1.00 (or Canadian
                          equivalent thereof) of
                          outstanding principal and
                          accrued but unpaid interest
                          and fees under the Bridge
                          Loans forthwith upon receipt
                          of all applicable
                          documentation verifying the
                          same, which documentation
                          shall be provided by VBI.
                          (d)   Subject to the
                          foregoing, at the sole
                          option of Red Brook,
                          exercisable at any time on
                          or before November 30, 2004,
                          the Bridge Loans may be
                          converted into a number of A
                          Units equal to one A Unit
                          for each US$1.00 (or
                          Canadian equivalent thereof)
                          of outstanding principal and
                          accrued but unpaid interest
                          and fees under the Bridge
                          Loans.
                          5.          Red Brook's
                          Professional Costs:
                          Notwithstanding the
                          provision of the Term Sheet
                          entitled "Investor Legal
                          Fees", VBI agrees to
                          reimburse to Red Brook or to
                          pay directly on behalf of
                          Red Brook, no later than
                          July 31, 2003, all of the
                          professional fees paid by or
                          committed to be paid by Red
                          Brook in connection with the
                          A Unit Debentures, the costs
                          incurred in amending the A
                          Unit Debentures and all
                          other professional costs
                          incurred by Red Brook in
                          connection with the
                          transactions contemplated by
                          this Agreement, including
                          but not limited to the B
                          Unit Offering.  After July
                          31, 2003, VBI shall
                          reimburse to Red Brook or
                          pay directly on behalf of
                          Red Brook, on demand of Red
                          Brook, all legal and other
                          professional costs and fees
                          incurred by Red Brook in
                          connection with the
                          transactions contemplated by
                          this Agreement and not paid
                          pursuant to the preceding
                          sentence.


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                          6.          Consent and
                          Amendments from the A Unit
                          Holders:
                          Subject to the satisfaction
                          or waiver of the Red Brook
                          Conditions Precedent, the A
                          Unit Holders by a majority
                          approval (based upon the
                          principal amount then
                          outstanding under the A Unit
                          Debentures) shall agree to
                          changes affecting the A Unit
                          Debentures which shall be
                          set forth in a documents
                          substantially in the form as
                          attached hereto as Exhibit B
                          (the "Fifth Addendum").
                          7.          JBM Payments:
                          VBI hereby agrees to make
                          the VBI Payments (as defined
                          above).



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              IN WITNESS WHEREOF, the parties hereto
              have executed this Agreement effective
              as of August 13, 2003:


              Red Brook Developments Limited

              By: /s/Elly Reisman
              Name:  Elly Reisman
              Title:  President


             Visual Bible International, Inc.

             By:  /s/Harold Kramer
             Name:  Harold Kramer
             Title:  Executive Vice President




              /s/ Maurice Colson
              Maurice Colson



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                       SCHEDULE A
                      BRIDGE LOANS



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                       EXHIBIT A
                       TERM SHEET



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                       EXHIBIT B
                     FIFTH ADDENDUM